JOINT FILER INFORMATION


       Designated  Filer:                   Gary R. Garrabrant
       Issuer & Ticker Symbol:              Capital Trust, Inc.
       Date of Event Requiring Statement:   3/19/2004
       Other Reporting Person:

       1.  GRG Investment Partnership LP
           c/o Gary R. Garrabrant
           Two North Riverside Plaza
           Chicago, IL 60606



       The Other Reporting Person listed above is a joint filer on this Form 4 with the Designated Filer, Gary R. Garrabrant. The Other Reporting Person listed above has a direct beneficial ownership of the securities of the Issuer reported by the Designated Filer as indirect beneficial ownership as described in Note 2 to the Form 4 (see Explanation of Responses).



                      GRG Investment Partnership, LP

                      By: /s/  Brian H. Oswald, on  behalf of Gary R. Garrabrant
                          ------------------------------------------------------
                      Name: Gary R. Garrabrant
                      Title: General Partner






                                                                     Page 3 of 3